    As filed with the Securities and Exchange Commission on December 6, 2000

                                                   Registration No. 333 -_______

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                       CCC INFORMATION SERVICES GROUP INC.
             (Exact name of registrant as specified in its charter)

                                   ----------

     DELAWARE                                               54-1242469
     (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NO.)


                              444 MERCHANDISE MART
                             CHICAGO, ILLINOIS 60654
                    (Address of principal executive offices)

                                   ----------

                            2000 STOCK INCENTIVE PLAN
          (an amendment and restatement of the 1997 Stock Option Plan)


                            (full title of the plan)

                                   ----------

                                                            COPY TO:
     REID E. SIMPSON                                   MICHAEL D. LEVIN
     Executive Vice President and                      Latham & Watkins
     Chief Financial Officer                           Sears Tower
     CCC Information Services Group Inc.               Suite 5800
     444 Merchandise Mart                              Chicago, Illinois 60606
     Chicago, Illinois 60654                           (312) 876-7727
     (312) 222-4636
     (Name, address, including zip code, and
     telephone number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM         AMOUNT OF
TITLE OF EACH CLASS OF                  AMOUNT TO BE        OFFERING PRICE      AGGREGATE                REGISTRATION
SECURITIES TO BE REGISTERED             REGISTERED          PER SHARE (1)       OFFERING PRICE           FEE
----------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, PAR VALUE $.01 PER        1,400,000           $8.09               $11,362,000              $2,999.57
SHARE
----------------------------------------------------------------------------------------------------------------------------

(1) Solely for purposes of computing the registration fee pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based upon $8.09, the average of the high and low price for shares of common stock, par value $.01 per share (the "COMMON STOCK"), of CCC Information Services Group Inc. as reported on the Nasdaq National Market System on December 4, 2000.

                                     PART I

Item 1.   Plan Information

     Not required to be filed with this Registration Statement.

Item 2.   Registrant Information and Employee Plan Annual Information

     Not required to be filed with this Registration Statement.

                                     PART II

Item 3.   Incorporation of Documents by Reference

     The documents listed below have been filed by CCC Information Services Group Inc., a Delaware corporation (the "COMPANY"), with the Securities and Exchange Commission (the "COMMISSION") and are incorporated in this Registration Statement by reference:

     a. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (and any amendments thereto), filed with the Commission on March 30, 2000 (the "1998 10-K");

     b. The Company's Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 1999, filed with the Commission on April 20, 2000;

     c.   The Definitive Proxy Statement filed May 25, 2000;

     d. The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

     e. All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") since the end of the Company's fiscal year ended December 31, 1999; and

     f. The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 filed on July 1, 1996 pursuant to
Section 12 of the Securities Exchange Act of 1934, including any subsequent amendment or any report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

     Not required to be filed with this Registration Statement.

Item 5.   Interests of Named Experts and Counsel

     Not applicable.

Item 6.   Indemnification of Directors and Officers

     Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his service as a director or officer of the corporation, or his service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by him ("EXPENSES"), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him, in connection with the defense or settlement of such action; provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the adjudicating court (or the court in which the action was brought) determine that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made
(1) by a majority vote of a quorum of disinterested members of the board of directors, or (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders. The General Corporation Law of Delaware also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent that such person has been successful in any proceeding covered by the statute. In addition, the General Corporation Law of Delaware provides for the general authorization of advancement of a director's or officer's litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

     As permitted by Section 102(b)(7) of the Delaware Law, the Company's Certificate of Incorporation provides that directors of the Company shall have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director's duty of loyalty to the Company and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) under Section 174 of the Delaware Law, or for (iv) any transaction for which a director derived improper personal benefit.

     The Company's Certificate of Incorporation also provides that the Company shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company), by reason of his acting as a director of the Company (and the Company, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an officer or employee of the Company or is or was serving at the request of the Company in any other capacity for or on behalf of the Company) against any liability or expense actually or reasonably incurred by such person in respect thereof; PROVIDED, HOWEVER, that the Company shall not be obligated to indemnify any such person: (i) with respect to proceedings, claims or actions initiated or brought voluntarily without the authorization or consent of the Company by such person and not by way of defense; or (ii) for any amounts paid in settlement of an action effected without the prior written consent of the Corporation to such settlement. Such indemnification is not exclusive of any other right of indemnification provided by law, agreement or otherwise.

     The Company maintains directors' and officers' liability insurance which insures the directors and officers of the Company against certain liabilities.

Item 7.   Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits

4.01      Form of 2000 Stock Incentive Plan.

5.01      Opinion of Latham & Watkins, counsel to Company.

23.01     Consent of Latham & Watkins (included in its opinion filed as Exhibit
          5.01).

23.02     Consent of PricewaterhouseCoopers LLP.

24.01 Power of Attorney (included in the signature page to the Registration Statement).

Item 9.   Undertakings

          a.   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(ii) and (a)(1)(iii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, State of Illinois, on December __, 2000.




                                                  CCC INFORMATION SERVICES
                                                  GROUP INC.

                                                  By: /s/ Githesh Ramamurthy
                                                     --------------------------
                                                  Githesh Ramamurthy
                                                  President and Chief Executive
                                                  Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Githesh Ramamurthy and Reid E. Simpson and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of resubstitution and substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in their respective capacities with CCC Information Services Group Inc. and on the dates indicated.

SIGNATURES                                   TITLES
----------                                   ------

/s/ Githesh Ramamurthy                       President and Chief
-----------------------------                Executive Officer
    Githesh Ramamurthy                       (Principal Executive
                                             Officer)

/s/ Reid E. Simpson                          Chief Financial Officer
-----------------------------                and Executive Vice
    Reid E. Simpson                          President (Principal
                                             Financial and
                                             Accounting Officer)

/s/ Morgan W. Davis                          Director
-----------------------------
    Morgan W. Davis

/s/ Michael R. Eisenson                      Director
-----------------------------
    Michael R. Eisenson

/s/ Thomas L. Kempner                        Director
-----------------------------
    Thomas L. Kempner

/s/ Dudley C. Mecum                          Director
-----------------------------
    Dudley C. Mecum

/s/ Mark A. Rosen                            Director
-----------------------------
    Mark A. Rosen

/s/ Herbert S. Winokur, Jr.                  Director
-----------------------------
    Herbert S. Winokur, Jr.

                       CCC INFORMATION SERVICES GROUP INC.
                                  EXHIBIT INDEX

EXHIBIT                                                                                   SEQUENTIALLY
NUMBER         DESCRIPTION OF EXHIBIT                                                     NUMBERED PAGE
------         ----------------------                                                     -------------
4.01           2000 Stock Incentive Plan.

5.01           Opinion of Latham & Watkins.

23.01 Consent of Latham & Watkins (included in its opinion filed as Exhibit 5.01).

23.02          Consent of PricewaterhouseCoopers LLP.

24.01 Power of Attorney (included in the signature page to the Registration Statement).